UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2024

SKKYNET CLOUD SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54747	45-3757848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2233 Argentia Road Suite 302, Mississauga, Ontario, Canada L5N 2X7
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (888) 702-7851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SKKY	OTCQB

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2024, the Board of Directors (“the Board”) of Skkynet Cloud Systems, Inc. (“the Company”) appointed Mr. Xavier Mesrobian to serve as a director of the Company, effective immediately.  Mr. Mesrobian will serve as a director whose current term will expire at the Company’s next annual meeting of stockholders.  Mr. Mesrobian has been the Vice Present of Sales and Marketing of the Company since October 2013, and he brings significant experience to the Board as it plans its future areas of business.

In connection with his appointment, Mr. Mesrobian will receive compensation in accordance with the Company’s standard non-executive director pay and stock option plan.

On November 1, 2024, Mr. Mesrobian resigned his position as Vice President of Sales and Marketing. In anticipation of the resignation, the Company hired new sales and marketing staff, who will continue to receive guidance from Mr. Mesrobian in his new role at the Company.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SKKYNET CLOUD SYSTEMS, INC.

November 5, 2024	/s/ Paul Thomas
Paul Thomas, President

Contact:

Skkynet Cloud Systems, Inc.,

Paul Thomas, President

Office: (888) 702-7851

Email: ir@skkynet.com

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